Exhibit 8.1

List of Subsidiaries

Name of Subsidiary	Country of Incorporation	Ownership Interest (%)
Simec International, S.A. de C.V.	Mexico	100.00%
Undershaft Investments, N.V.	Curaçao	100.00%
Pacific Steel, Inc.	United States	100.00%
SimRep Corporation and subsidiaries (Republic)	United States	99.41%
Compañía Siderúrgica del Pacífico, S.A. de C.V.	Mexico	99.99%
Coordinadora de Servicios Siderúrgicos de Calidad, S.A. de C.V.	Mexico	100.00%
Industrias del Acero y del Alambre, S.A. de C.V.	Mexico	99.99%
Procesadora Mexicali, S.A. de C.V.	Mexico	99.99%
Servicios Simec, S.A. de C.V.	Mexico	100.00%
Sistemas de Transporte de Baja California, S.A. de C.V.	Mexico	100.00%
Operadora de Metales, S.A. de C.V.	Mexico	100.00%
Operadora de Servicios Siderúrgicos de Tlaxcala, S.A. de C.V.	Mexico	100.00%
Administradora de Servicios Siderúrgicos de Tlaxcala, S.A. de C.V.	Mexico	100.00%
Operadora de Servicios de la Industria Siderúrgica ICH, S.A. de C.V.	Mexico	100.00%
Arrendadora Simec, S.A. de C.V. (in liquidation)	Mexico	100.00%
Compañía Siderúrgica de Guadalajara, S.A. de C.V.	Mexico	99.99%
CSG Comercial, S.A. de C.V.	Mexico	99.95%
Corporación Aceros DM, S.A. de C.V. and subsidiaries	Mexico	100.00%
Corporación ASL, S.A. de C.V.	Mexico	99.99%
Simec International 6, S. A. de C. V.	Mexico	100.00%
Simec International 7, S. A. de C. V.	Mexico	99.99%
Simec International 9, S.A.P.I. de C. V.	Mexico	100.00%
Simec Acero, S. A. de C. V.	Mexico	100.00%
Simec USA, Corp.	United States	100.00%
Pacific Steel Projects, Inc.	United States	100.00%
Simec Steel, Inc.	United States	100.00%
Corporativos G&DL, S.A. de C.V.	Mexico	100.00%
GV do Brasil Industria e Comercio de Aço LTDA.	Brazil	100.00%
Orge, S.A. de C.V.	Mexico	99.99%
Siderúrgica del Occidente y Pacífico, S.A. de C.V.	Mexico	100.00%
RRLC, S.A.P.I. de C.V.	Mexico	95.10%
Grupo Chant, S.A.P.I. de C.V.	Mexico	97.61%
Aceros Especiales Simec Tlaxcala, S.A. de C.V.	Mexico	100.00%
Gases Industríales de Tlaxcala, S.A. de C.V.	Mexico	100.00%
GSIM de Occidente, S.A. de C.V.	Mexico	100.00%
Fundiciones de Acero Estructural, S.A. de C.V.	Mexico	100.00%
Siderúrgicos Noroeste, S.A. de C.V.	Mexico	100.00%
Companhia Siderúrgica do Espirito Santo, S.A.	Brazil	100.00%
Simec Siderúrgico, S.A. de C.V.	Mexico	100.00%